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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-91183 of Amphenol Corporation on Form S-3 of our report dated January 19, 1999, appearing in the Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 1998, and to the use of our report dated January 19, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Hartford, Connecticut

December 6, 1999